                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                      Date of Report (Date of earliest event reported): December 17, 2008

                                                         CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

                             000-10843                               04-2441294

(Commission File Number) (IRS Employer Identification No.)

                      43 Manning Road, Billerica, Massachusetts              01821-3901

                      (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On December 17, 2008, CSP Inc. (the "Company") issued a press release announcing its financial results for the fourth quarter fiscal year 2008 which ended September 30, 2008. A copy of the press release relating to such announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Form 8-K, including the exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section. The information in this Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release Dated December 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

Date: December 17, 2008 By: /s/Gary W. Levine

Gary W. Levine

Vice President Finance and

Chief Financial Officer

Contact: Gary Levine 99.1

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. ANNOUNCES FOURTH-QUARTER
AND YEAR-END FISCAL 2008 FINANCIAL RESULTS

BILLERICA, MA, December 17, 2008 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the fourth quarter and year ended September 30, 2008.

For the fourth quarter of fiscal 2008, CSP Inc. sales were $18.1 million compared with $28.1 million in the fourth quarter of fiscal 2007. Net loss for the fourth quarter of fiscal 2008 was $328 thousand, or $0.09 per share, compared with net income of $1.9 million, or $0.49 per diluted share, in the fourth quarter of fiscal 2007.

For full-year fiscal 2008, CSP Inc. sales were $76.8 million compared with $94.0 million for fiscal 2007. Net loss for fiscal 2008 was $407 thousand, or $0.11 per share, compared with net income of $4.0 million, or $1.03 per diluted share, for fiscal 2007.

The Company's cash and short-term investments were $18.5 million as of September 30, 2008 which includes $5.0 million in short-term auction rate securities which were reclassified during the fourth quarter from long-term investments. CSP Inc. had $3.45 million of its auction rate securities redeemed in October 2008 and expects to redeem the balance of $1.55 million in January 2009.

Management Comments on Fiscal 2008

"As expected, our year-over-year decline in revenue for fiscal 2008 was primarily the result of lower sales at our Systems business due to shifting military priorities away from strategic programs, and a difficult year-over-year comparison with fiscal 2007," said CSP Chairman and Chief Executive Officer Alexander R. Lupinetti. "In fiscal 2007, we recorded significant revenue from an unusually large supply contract with Raytheon."

"During fiscal 2008, we reported Systems revenue from a number of smaller multicomputer deals, but a few of the contracts we had expected to record in fiscal 2008 have been pushed out to fiscal 2009 and 2010," continued Lupinetti. "As a result, we have a stronger order pipeline going into fiscal 2009 and expect revenue growth year-over-year. We anticipate a more typical revenue run rate in fiscal 2009 that should approximate the level of sales we reported in the years prior to the major Raytheon contract."

"Overall, our Service and Systems Integration segment made significant progress this year," said Lupinetti. "Our revenue for the business was lower on a year-over-year basis as the German subsidiary reported two large installation contracts in fiscal 2007 that did not repeat in fiscal 2008. However, as a result of significantly higher margins due to a greater mix of professional services revenues, operating income from the German subsidiary was only slightly lower on a year-over-year basis. Enhancing margins by growing the Lifecycle Management, Archiving and Network Migration professional services practices has been a key strategy for the German subsidiary. We expect this business to report large installation deals in fiscal 2009 as well as continue to grow its professional services practices."

"MODCOMP's UK subsidiary returned to profitability this year as the result of the restructuring program we completed in the second half of fiscal 2007," said Lupinetti. "In fact, we ran close to 100% in consultant utilization during the year. We expect continued growth from this business resulting from its focus on professional services."

"MODCOMP's U.S.-based Systems and Solutions Division (SSD), which provides IT infrastructure solutions, leveraged good top-line growth into an impressive bottom-line performance," said Lupinetti. "During the quarter we announced the acquisition of R2 Technologies, which is being integrated into SSD. With the addition of R2 Technologies, we will gain a significant presence in the rapidly growing higher-margin Unified Communications market. We also are encouraged by the potential to capitalize on cross-selling synergies by using their Silver-level Cisco Systems partnership to sell networking, VOIP and security products to R2 Technologies' customer base as well as to customers of SSD and our German subsidiary."

"As we move forward during a time of significant economic uncertainty, we are encouraged by our prospects for continued volume growth at each of our Service and Systems Integration subsidiaries. Of course, we are keeping a keen eye for warning signs that could affect these businesses. While our Systems segment will continue to be affected by shifting military priorities, we are optimistic that our order pipeline will translate into year-over-year sales growth in that business," concluded Lupinetti.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, expectations relating to the System business' revenue run rate in fiscal 2009, expectations that the German subsidiary will again report large installation deals in fiscal 2009 as well as continue to grow its professional services practices, expectations that the UK subsidiary will report continued growth from as the result of its focus on professional services, expectations that with R2 CSP will gain a significant presence in the rapidly growing higher-margin Unified Communications market and that the company will has the potential to capitalize on cross-selling synergies by using R2 Technologies' Silver-level Cisco Systems partnership to sell networking, VOIP and security products to R2's customer base as well as to customers of SSD and MODCOMP's German subsidiary, and the prospects for volume growth at each MODCOMP subsidiary. The Company cautions that numerous factors could cause actual results to differ materially from forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. and its subsidiaries develop and market best-of-breed IT solutions, systems integration services, and high-performance computer systems. CSP's Systems segment includes the MultiComputer Division, which supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also part of its Service and Systems Integration segment founded in 1970, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K. and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com.

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	Sept. 30,	September 30,
	2008	2007
Assets
Current assets:
Cash and short-term investments	$18,494	$21,377
Accounts receivable, net	11,470	10,678
Inventories	8,125	6,072
Other current assets	3,259	1,843
Total current assets	41,348	39,970
Property, equipment and improvements, net	1,003	1,044
Other assets	7,668	5,427
Total assets	$50,019	$46,441

Liabilities and Shareholders' Equity
Current liabilities	17,455	13,860

Pension and retirement plans	7,702	6,859
Deferred income taxes	553	388
Non-current liabilities	361	--

Shareholders' equity	23,948	25,334
Total liabilities and shareholders' equity	$50,019	$46,441

CSP INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)

                                                               /----Three months ended------/ /----Twelve months ended---/
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2008	2007	2008	2007
Sales:
Product	$14,049	$24,605	$60,303	$79,534
Service	4,024	3,540	16,479	14,504
Total sales	18,073	28,145	76,782	94,038

Cost of Sales:
Product	12,064	17,505	50,311	59,722
Service	2,953	2,830	12,472	10,961
Total cost of sales	15,017	20,335	62,783	70,683

Gross profit	3,056	7,810	13,999	23,355

Operating expenses:
Engineering and development	521	734	2,171	2,572
Selling, general & administrative	3,403	3,914	13,279	14,231
Total operating expenses	3,924	4,648	15,450	16,803

Operating income (loss)	(868)	3,162	(1,451)	6,552

Other income, net	119	235	583	737

Income(loss) before income taxes	(749)	3,397	(868)	7,289
Provision (benefit) for income taxes	(421)	1,463	(461)	3,240

Net Income (loss)	($328)	$1,934	($407)	$4,049

Net income(loss) per share - basic	($0.09)	$0.51	($0.11)	$1.07
Weighted average shares outstanding - basic	3,760	3,823	3,783	3,777

Income (loss) per share - diluted	( $0.09)	$0.49	($0.11)	$1.03
Weighted average shares outstanding - diluted	3,760	3,945	3,783	3,933